UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2008

APEX SILVER MINES LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands, British West Indies	1-13627	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Walker House Mary Street George Town, Grand Cayman Cayman Islands, British West Indies	Not Applicable
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Page

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review	1

Signature

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Item 4.02.          Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Apex Silver Mines Limited (the “Company”) has concluded that it did not properly determine the fair value of certain of its metals derivative positions for the quarter ended March 31, 2008.  The correction will result in a reduction of the fair value of the derivative liability at March 31, 2008 and a decrease to the non-cash loss on commodity derivatives included in the operating results for the first quarter 2008.

Pursuant to the covenants of the $225 million project finance facility for the San Cristobal mine (the “Facility”), the Company was required to provide price protection for a portion of the planned production of metals from the mine.  The Company entered into certain metal derivative positions utilizing primarily forward sales but also puts and calls to comply with the Facility covenants.  Pursuant to Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities”, the Company records the derivative positions at their fair value on its balance sheet and records the change in fair value to current earnings at the end of each reporting period.

In the first quarter of 2008, the Company adopted Financial Accounting Standards No. 157 (“FAS No. 157”), “Fair Value Measurements”, which requires that, in the measurement of certain liabilities, consideration be given to the risk of non-performance.  In adopting FAS No. 157 with respect to its open metals derivative liability positions at March 31, 2008 the Company failed to consider non-performance risk, including its own credit risk.  Consideration of non-performance risk will reduce the fair value of the derivative liability at March 31, 2008 and decrease the non-cash loss on commodity derivatives included in operating results for the first quarter 2008. The Company is in the process of evaluating the amount of the correction but expects it will be more than $40 million. The reduction in the fair value of the liability results from discounting the cash flows relating to the commodity derivative contracts using higher interest rates reflective of the Company’s increased credit risk. As the correction relates solely to fair value measurements, it does not affect the company’s historical or future cash flow or the timing or amount of actual payments required to settle the applicable liabilities.

After discussions with management, the Audit Committee determined on July 30, 2008 that the Company’s previously issued financial statements for the quarter ended March 31, 2008 should no longer be relied upon and should be restated. The Company and the Audit Committee have also discussed the matters disclosed in this filing with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm. The Company intends to file a Form 10-Q/A which includes restated interim financial statement as of and for the three months ended March 31, 2008, as soon as practical.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 5, 2008

Apex Silver Mines Limited

By:	/s/ Gerald J. Malys
Gerald J. Malys
Chief Financial Officer